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                                                                  Exhibit 23(ii)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 6, 2000, relating to the financial statements and financial statement schedules, which appears in iStar Financial Inc.'s (formerly, Starwood Financial Inc.) Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP


New York, New York
February  9, 2001